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                                                                   EXHIBIT 10.28

NORD/LB                                              Please return to
Norddeutsche Landesbank     NORD/LB                  NORD/LB
Girozentrale, 30002 Hanover NORDDEUTSCHE LANDESBANK  Norddeutsche Landesbank
                            GIROZENTRALE             Girozentrale, 30002 Hanover
                                             1st Copy
NORD/LB                                      (of 4 Copies)
FK Direct Loans H/S/W                        -Replacement Copy-
2886/2024-bol

                            Global Credit Agreement

     Norddeutsche Landesbank Girozentrale,
     Georgsplatz 1, 30159 Hanover,

     hereinafter called "NORD/LB",

grants the companies

     Cope, Inc.,
     Hermosa Beach, CA, USA,
     and
     Cope Holding AG,
     Grundstrasse 14, 6343 Rotkreuz, Switzerland,

     as the joint and several debtors,

     hereinafter called "borrowers",

a global credit amounting to

     DM 2,500,000.00
     ---------------
     (In words, two million five hundred thousand Deutsche Marks),

under the following conditions:

1. Utilization:
   ------------

The line of credit can be used optionally as a credit in current account and/or as a fixed-rate loan (with minimum portions of DM 1,000,000.00). The call of funds shall take place through written notice by Cope Holding AG. The payment shall be made to Cope Holding AG's account with NORD/LB (Account No. 101456937).

2. Purpose:
   --------

Acquisition of the 200,000 shares of the previous co-partner Mr. Uwe Hinrichs, which are allotted for the stock exchange admission on the New Market. After the acquisition, these shares will be redeemed by Cope, Inc. Within the scope of the authorized capital, another capital increase of 200,000 shares will be carried out. These new shares are allotted for the future stock exchange admission or placement on the New Market, instead of Mr. Hinrichs' original shares. Insofar as the law allows, the shares acquired from Mr. Hinrichs may also be held without redemption and may later be included directly in the stock exchange placement.

                 Hanover - Brunswick - Magdeburg - Schwerin                    1
   Hamburg - Frankfurt - Luxembourg - Zurich - London - New York - Singapore
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                                    NORD/LB
                            NORDDEUTSCHE LANDESBANK
                                  GIROZENTRALE


3. Interest:
   ---------

The interest rate for the credit in current account shall be 6.0% per year, effective until further notice. NORD/LB is entitled to change the interest rate upon unilateral notification of the borrowers in the event of a change in the money or capital markets. The interest rates for fixed-rate loans are dependent on the respective money market conditions and shall therefore be agreed separately in each particular case.


4. Term:
   -----

The global credit shall be repatriated with funds that accrue to Cope, Inc., within the scope of the planned SPO on the New Market. For this purpose, NORD/LB is hereby authorized to directly debit the loan amount from the stock exchange issuing account that you keep with us. In any case, the global credit shall be repatriated by February 29, 2000, at the latest.


5. Payment:
   --------

Payment can take place as soon as NORD/LB receives the following documents:
- The global credit agreement, with the legally binding signatures of the borrowers,
- Notarized guaranty from Mr. Adrian Knapp, Oberseeburg 45, 6006 Lucerne, Switzerland, in the amount of DM 2,500,000.00, as well as voluntary disclosure from Mr. Knapp,
- Legally binding purchase contract concluded between Mr. Uwe Hinrichs and Cope, Inc., for the 200,000 shares listed under Purpose.


6. Security:
   ---------

The following serves as collateral security for this credit:

- Notarized guaranty from Mr. Adrian Knapp, Oberseeburg 45, 6006 Lucerne, Switzerland, in the amount of DM 2,500,000.00

The right of NORD/LB to subsequent provision of other securities in accordance with the "General Standard Terms and Conditions" of NORD/LB shall not be affected.


7. Effectiveness of the Agreement:
   ------------------------------

This agreement becomes legally valid as soon as it has been adopted by all contracting parties through signing. Deletions and changes to the text of this agreement require separate written confirmation by both parties.


8. Miscellaneous:
   -------------

In addition, the "General Standard Terms and Conditions" of NORD/LB shall apply
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in its currently valid version, a copy of which the borrowers have received.
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                  Hanover - Brunswick - Magdeburg - Schwerin                   2
   Hamburg - Frankfurt - Luxembourg - Zurich - London - New York - Singapore
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                                    NORD/LB
                            NORDDEUTSCHE LANDESBANK
                                  GIROZENTRALE


The law of the Federal Republic of Germany shall uniformly apply for the entire credit relationship. The venue is Hanover. However, NORD/LB can also bring action in any other court of competent jurisdiction.

The amount of the credit requires the regular and up-to-date disclosure of the economic conditions of the borrowers in accordance with (S)18 of the German Banking Law. The borrowers undertake to continually make available to NORD/LB the appropriate information relevant to the provisions of Paragraph 18 of the German Banking Law, in particular the financial statements and related documents, and to provide explanatory notes upon request. It has been agreed that the borrowers will furthermore submit to NORD/LB up-to-date, periodic interim figures as well as the budgeting for each coming year.


                              [signatures]
Hanover, 10/13/99             Norddeutsche Landesbank Girozentrale


_________________________     ___________________________________________
Place, Date                   Cope, Inc., Hermosa Beach, CA, USA



_________________________     ___________________________________________
Place, Date                   Cope Holding AG,
                              Grundstrasse 14, 6343 Rotkreuz, Switzerland


For information:

_________________________     ___________________________________________
Place, Date                   Adrian Knapp, Oberseeburg 45,
                              6006 Lucerne, Switzerland


                   Hanover - Brunswick - Magdeburg - Schwerin                  3
   Hamburg - Frankfurt - Luxembourg - Zurich - London - New York - Singapore